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                                                                    EXHIBIT 4.10

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
              COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                               APACHE CORPORATION
                             STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of this 1st day of May, 1997 between APACHE CORPORATION, a Delaware corporation (together with its Affiliated Corporations, except where the context otherwise requires, the "Company"), and THOMAS B. PATRICK ("Patrick"). Capitalized terms shall have the meaning set herein.

                                  DEFINITIONS

The following terms shall have the meanings set forth below:

     (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Apache Corporation through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) or any successor section(s) of the Internal Revenue Code.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Consulting Agreement" means that certain Consulting Agreement by and between Thomas B. Patrick and the Company dated August 7, 1996, as amended.

     (d) "Fair Market Value" means the closing price of the Stock as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

     (e) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     (f) "Option" means a right to purchase Stock at a stated price for a specified period of time. All Options granted under this Agreement shall be Options which are not "incentive stock options" as described in Section 422 or any successor section(s) of the Internal Revenue Code.

     (g) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b) hereof.

     (h) "Stock" means the $1.25 par value Common Stock of the Company.

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                              TERMS AND CONDITIONS

     1. Grant of Option. Subject to the terms and conditions of this Agreement, the Company hereby grants to Patrick an option (the "Option") to purchase 20,000 shares Stock at a price per share of $* (the "Option Price"). The Option is not intended to qualify as an incentive stock option under
Section 422 or any successor section(s) of the Internal Revenue Code. Notwithstanding anything to the contrary set forth in this Agreement, the grant of the foregoing Option shall become unconditional, subject to the vesting, termination and forfeiture provisions set forth herein.

     2. Vesting. The Option shall become exercisable in increments after each of the first three years of continuous service pursuant to the Consulting Agreement after the date of this Agreement (defined as the "Vesting Schedule"), as follows:


        Required Number of Years           Cumulative Proportion of Shares of
  of Continuous Consulting Service after            Stock Exercisable
          the Date of this                          after Such Period
               Agreement                    of Continuous Consulting Service
-----------------------------------------  -------------------------------------
                    1                                   33 percent
                    2                                   67 percent
                    3                                   100 percent

Except as set forth in Sections 5 or 6 hereof, the Option shall not be exercisable as to any shares of Stock as to which the continuous consulting service requirement shall not be satisfied, regardless of the circumstances which under Patrick's service for the Company shall be terminated. The number of shares of Stock as to which the Option may be exercised shall be cumulative, as indicated above, so that once the Option shall become exercisable as to any shares of Stock it shall continue to be exercisable as to such shares of Stock until expiration or termination of the Option as provided in Section 7 hereof.

     3. Method for Exercising the Option. The Option may be exercised only by delivery in person or through certified or registered mail, to the Company at its principal office in Houston, Texas (Attention: Office of the Secretary) of written notice specifying the Option that is being exercised and the number of shares of Stock with respect to which the Option is being exercised. The notice must be accompanied by payment of the total Option Price. At the request of the Company, such notice shall contain Patrick's representation that he is purchasing such Stock for investment purposes only and his agreement not to sell or distribute any
------------------

* The closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System on the date of grant.

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Stock purchased pursuant to the Option in any manner
or to take any other action with respect to any Stock purchased pursuant to the Option that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Patrick acknowledges that all certificates representing shares of Stock acquired pursuant to the Option may have affixed thereto a restrictive legend to evidence the requirement for compliance with the Securities Act of 1933, as amended, and any applicable state securities laws. If the shares of Stock acquired pursuant to this Option are not issued in a registered transaction, the following legend shall be printed on all certificates representing such shares of Stock:

     The shares represented by this Certificate are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended, and may not be sold or transferred except in transactions which comply with Rule 144 or, in the opinion of counsel acceptable to the issuer, are exempt therefrom.

     The purchase of such Stock shall take place at the principal offices of the Company upon delivery of the notice of exercise, at which time the total Option Price for the Stock shall be paid in full by any of the following methods or any combination of the following methods:

     (a) In cash or by personal, certified or cashier's check payable to the order of Apache Corporation;

     (b) The delivery to the Company of certificates representing a number of shares of Stock then owned by Patrick, the Fair Market Value of which equals the Option Price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided, however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by Patrick for more than six months; for purposes of this Agreement, the Fair Market Value of any shares of Stock delivered in payment of the Option Price upon exercise of the Option shall be the Fair Market Value as of the Exercise Date; or

     (c) By delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to Patrick necessary to pay the Option Price, in each case in a form satisfactory to the Office of the Secretary.

     Upon such notice to the Office of the Secretary and payment of the total Option Price, the exercise of the Option shall be deemed to be effective, and a properly executed certificate or certificates representing the Stock so purchased shall be issued by the Company and delivered to Patrick. If certificates representing Stock are used to pay all or part of the Option Price, separate certificates for the same number of shares of Stock shall be issued and delivered to Patrick representing each certificate used to pay the Option Price, and an additional certificate shall be issued and delivered to Patrick representing the additional shares of Stock, in excess of the Option Price, to which Patrick is entitled as a result of the exercise of the Option.


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     4. Adjustment of the Option.

        (a) Adjustment by Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of Stock, or changes in any way the rights and privileges of such shares of Stock, by means of the payment of a Stock dividend or the making of any other distribution on such shares payable in Stock, or though a stock split or subdivision of shares of Stock, or a consolidation or combination of shares of Stock, or through a reclassification or recapitalization involving the Stock, the numbers, rights and privileges of the shares of Stock included in the Option shall be increased, decreased or changed in like manner as if such shares of Stock had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.

        (b) Dividends Payable in Stock of Another Corporation, Etc. If at any time the Company pays or makes any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to Patrick upon issuance of Stock purchased at the time of the exercise of the Option. The securities and other property delivered to Patrick upon exercise of the Option shall be in the same ratio to the total securities and property set aside for Patrick as the number of shares of Stock with respect to which the Option is then exercised is to the total shares of Stock subject to the Option. Prior to the time that any such securities or other property are delivered to Patrick in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this
Section 4 are not delivered to Patrick because the Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

        (c) Other Changes in Stock. In the event there shall be any change, other than as specified in Subsections 4 (a) and (b) hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, then and if the Company shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to the Option, such adjustments shall be made by the Company and shall be effective for all purposes of this Agreement.

        (d) Apportionment of Option Price. Upon any occurrence described in Subsections 4 (a), (b) and (c) hereof, the aggregate Option Price for the shares of Stock then subject to the Option shall remain unchanged and shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other properties subject to the Option.


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        (e) Rights to Subscribe.  If at any time the Company grants, to the holders of its Stock, rights to subscribe pro rata for additional shares of Stock or for any other securities of the Company or of any other corporation, there shall then be reserved with respect to the number of shares subject to the Option, the Stock or other securities for which Patrick would have been entitled to subscribe if immediately prior to such grant Patrick had exercised his entire Option. If, upon exercise of the Option, Patrick subscribes for the additional Stock or other securities, the Option Price shall be increased by the amount of the price that would have been payable by Patrick for such additional Stock or other securities.

     5. Reorganization. If the provisions of Section 6 hereof do not apply and if the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of the Company is acquired by any other corporation, entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy
Code) or upon the liquidation of the Company, the Company or the board of directors of any corporation assuming the obligations of the Company, shall, as to the unexercised portion of the Option, either (a) make appropriate provision for the protection of the Option, by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon Patrick as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to the Option immediately after such substitution over the Option Price thereof is not more than the excess of the aggregate Fair Market Value of the shares of Stock subject to the Option immediately before such substitution over the Option Price thereof, or (b) upon written notice to Patrick, provide that the unexercised portion of the Option shall be exercised within a specified number of days of the date of such notice or the Option will be terminated. In the latter event, the Company shall accelerate the exercise dates of the Option so that the Option becomes fully exercisable prior to any such event.

     6. Change in Control.

        (a) Effect of Change in Control on Option. Notwithstanding any other provision of this Agreement to the contrary, in the event of a change in control of the Company as defined in Subsection 6(c) hereof, the Company may, in its sole discretion, without obtaining stockholder approval, take any or all the following actions: (i) accelerate the exercise dates of the Option or make the Option fully vested and exercisable; (ii) grant a cash bonus award to Patrick equal to the amount necessary to pay the Option Price for all or any portion of the Option; (iii) pay cash to Patrick in exchange for the cancellation of the Option in an amount equal to the difference between the Option Price and the greater of the tender offer price for underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Option; and (iv) make any other adjustment or amendment to the Option, subject to the provisions of Subsection 10(b) hereof.


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        (b) Limitation on Payments.  If the provisions of this Section 6 would result in the receipt by Patrick of a payment within the meaning of Section 280G or any successor section(s) of the Internal Revenue Code and the regulations promulgated thereunder and if the receipt of such payment by Patrick would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by Patrick of any excise tax provided for in Sections 280G and 4999 or any successor section(s) of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of such independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Company, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to Patrick.

        (c) Definitions. For purposes of this Agreement, a "change in control" shall mean any of the events specified in the Apache Corporation Income Continuance Plan or any successor plan(s) which constitute a change in control within the meaning of such plan.

     7. Expiration and Termination of the Option. The Option shall expire five years from the date of this Agreement (the period from the date of this Agreement to the expiration date is defined as the "Option Period") or prior to such time as follows:

        (a) If the Consulting Agreement is terminated by the Company within the Option Period for cause, as defined in the Consulting Agreement, the Option shall thereafter be void for all purposes.

        (b) If Patrick dies, or if Patrick becomes disabled (such that Patrick is unable to provide the services required under the Consulting Agreement), during the Option Period or within the three-month period referred to in Subsection 7(c) hereof, the Option may be exercised by Patrick, or those entitled to do so under Patrick's will or by the laws of descent and distribution, as the case may be, within twelve months following Patrick's death or disability, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the earlier of the date of Patrick's death or disability.

        (c) If the Consulting Agreement is terminated within the Option Period and prior to May 1, 2000 for any reason other than cause, Patrick's disability or death, the Option may be exercised by Patrick within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of early termination of the Consulting Agreement.

     8. Transferability. The Option may not be transferred by Patrick, except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during Patrick's lifetime only by him, or in the event of Patrick's incapacity, by his guardian or legal

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


representative, and after Patrick's death, only by those entitled to do so under his will or the applicable laws of descent and distribution.

     9. Miscellaneous.

        (a) Notices.   Any notice required or permitted to be given under
this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

            (i) If to the Company, to Apache Corporation at its principal place of business at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 (Attention: Office of the Secretary) or at such other address as may have been furnished to Patrick in writing by the Company; or

            (ii) If to Patrick, at the address indicated below Patrick's signature, or at such other address as may have been furnished to the Company by Patrick.

        Any such notice shall be deemed to have been given as of the second day after deposit in the United States Postal Service, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

        (b) Amendment.   The Company may make any adjustment in the Option
Price, the number of shares of Stock subject to, or the terms of the Option by amendment or by substitution of an outstanding Option. Such amendment or substitution may result in terms and conditions (including Option Price, the number of shares of Stock covered, Vesting Schedule or Option Period) that differ from the terms and conditions of this Option; however, the Company may not adversely affect the rights of Patrick without the consent of Patrick. If such action is effected by amendment, the effective date of such amendment will be the date of the original grant of this Option. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Patrick.

        (c) Severability.   The invalidity or unenforceability of any provision
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

        (d) Waiver.   Any provision contained in this Agreement may be waived,
either generally or in any particular instance, by the Company.

        (e) Binding Effect.   This Agreement shall be binding upon and inure to
the benefit of the Company and Patrick and their respective heirs, executors, administrators, legal representatives, successors and assigns.



                                      -7-

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        (f) Scope of Agreement.  This Agreement is limited solely to governing the rights and obligations of Patrick with respect to the Stock and the Option.

        (g) Gender and Number.   Except when otherwise indicated by the
context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

        (h) Governing Law.   This Agreement shall be governed by and construed
in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         APACHE CORPORATION



                         ----------------------------------
                         By:  Daniel L. Schaeffer
                              Director, Human Resources



                         THOMAS B. PATRICK



                         ----------------------------------


                         ----------------------------------
                         Social Security Number



                         ----------------------------------
                         Address



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                         City, State, Zip Code




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